STOCK PURCHASE AGREEMENT

In Buenos Aires, on this 30th day of the month of November, 1999, WORLD WIDE WIRELESS COMMUNICATION, INC. (the "Buyer"), with domicile at 520 - 3rd Street, Suite 101, Oakland, California 94607, U.S.A., represented herein by Douglas P. Haffer and JORGE OMAR COVELLO, with domicile at J.M. Bosch 961, Province of Buenos Aires (the "Seller") hereby enter into this stock purchase agreement (the "Agreement") for shares of INFOTEL ARGENTINA S.A. (the "Company"), subject to the following terms and conditions:

1.       Definitions:

         The meaning of the following terms in the Agreement shall be:

1.1 Affiliate: the Affiliate of a person, is a person controlled by, controller of or subject to joint control with such person. For the purposes of this definition, the word control will have the meaning assigned to it in Section 33 of Law 19,550 [1]

1.2 Irrevocable Capital Payments: the irrevocable capital payments on account of future stock issues and any other capital payment that the Seller may have made to the Company as at the Closing Date.

1.3 Balance Sheet as at the Closing Date: the Company's balance sheet as at such date, which will be prepared in the manner and within the terms contemplated in Clause 3.3.

1.4 Business Day: any day other than Saturday, Sunday or a day in which by law commercial banks are authorized or obliged to conduct no business in the place where a payment should be made.

1.5      Dollars: United States Dollars.

1.6 Equity Interest: 6,120 common, nominative non endorsable shares of the Company with a nominal value of Argentine Pesos 1 (one) each, with the right to 1 (one) vote per share representing 51% of the Company's capital stock.

1.7 Hidden Liabilities: 100% of all Liabilities as at the Date herein which have not been posted to the accounts or for which a reserve has not been set up in the company's accounts and which have been incurred prior to the execution hereof. Hidden Liabilities include, among others, (i) any claim after the Closing Date which stems from the non performance of labor or social security obligations for which the Company is liable, either directly or joint and severally, for events having occurred prior to or on the Closing Date, for any cause, including labor accidents or accidents-diseases originated or developed prior to or on the Closing Date; and (ii) any judicial or administrative action, claim or notice, originating in events prior to or on the Closing Date; and (ii) the legal expenses incurred in the investigation and defense of the same. The examination of the Company by the Buyer will not release the Seller from his obligation for Hidden Liabilities.

1.8 Withdrawals on Account: They are the withdrawals on account of profits, for director or syndic [2] fees or withdrawals made for any other concepts by the Seller

--------
1        Argentine Business Organizations Act. (Translator's Note)

2 "Sindico": In Argentine law, shareholders' representative, charged by law with the on-going review of corporate books, records, etc. to safeguard the interests of shareholders from fraud or mismanagement. (T.N.)

         or the directors or syndics prior to or on the Closing Date. Any Withdrawals on Account which may not be canceled against non allocated profits before the Closing date shall be considered Liabilities as at the Closing Date. Withdrawals on Account dated after the date of the Last Balance Sheet shall not exceed the average monthly withdrawals made by the Seller as reported in the Last Balance Sheet.

1.9      Balance: it shall have the meaning assigned to it in Clause 4.

1.10 Service: the service provided by the Company, understood as that described in Clause 5.2.

1.11     Last Balance Sheet: The Company's balance sheet as at June 30, 1999.

2.       Objective.

         The Seller sells to the Buyer and the Buyer buys from the Seller, the Equity Interest and the Irrevocable Capital Payments, if any. The Seller's holdings in the Equity Interest is the following:

============================================== =================================
NAME                                           NUMBER OF SHARES
---------------------------------------------- ---------------------------------
Jorge Omar Covello                             6,120
============================================== =================================

2.1 Annulment of the Transaction. The Parties recognize that the approval of the "Comision Nacional de Comunicaciones" (National Communications Commission ("CNC") is required for the Buyer to effect the purchase of Shares under this agreement and for the Shareholders' Agreement executed in connection with the same. Should the Buyer fail to obtain approval of the CNC to become the owner of the Equity Interest, the Buyer shall also have the right to terminate this agreement, in which case, the Buyer shall return the shares to the Seller and the latter will return the price paid until such time, and the parties will have no further claims against each other.

2.2 It is likewise expressly indicated that within a period of no more than 5 (five) business days as from the execution hereof and at the Buyer's satisfaction, the Seller shall obtain an instrument from Terra
         Telecommunications Corp. and World Access Communications Corp., both with domicile at 1160 N.W. 158th Drive, Miami, Florida, United States of America, terminating any agreement existing between said companies and the Company. Failure to obtain such instrument, or lack of approval thereof by the Buyer will give the Buyer the right to terminate this Agreement, notwithstanding any emerging liabilities.

Gross Price and Final Price.

3.1 The Gross Price is USD 1,500,000 (U.S. Dollars One million five hundred thousand).

3.2 The Seller, for a period of one year after the shares mentioned in Clause 4.1(d) have been issued, [sic] the Buyer will maintain 50% of said shares in his own custody. If it is found that the Company is liable for any claim, debt or liability of the company existing prior to Infotel Argentina S.A., the Seller will be liable for any claim, debt or obligation transferred to Infotel Argentina S.A. which shall be settled with the payment of money to the claimant or the return of the shares issued under the terms of 4.1(d) for the same value. For the period of 4 years after the expiration of the term contemplated in Clause 3.2, the Seller will be responsible for any claim, debt or liability of the company existing prior to Infotel Argentina S.A. [sic] any liability will be covered and settled with the withholding of any amounts that may be payable to the Seller according to the agreement between the Parties.

3.3 On the date of closing, the company Infotel Argentina will prepare a balance sheet as at that date from which a result will be obtained and on the basis of which the company shall begin operating; in this sense, the company will have results of a tax nature, others of a labor nature, for customers and for suppliers which will generate a "balance" which if negative, will be subtracted from the last payment [under] point 4(d) and should it be positive will be added to the gross price and paid out in accordance with point 4(d) (i.e. capitalized in shares to 365 days). The seller shall have 15 days to prepare it and present it for audit by the buyer which will react within five days.

4.       Terms of Payment, Payment Currency and Place of Payment

4.1      The Price shall be payable by the Buyer to the Seller as follows:

         a) The amount of USD 100,000 (Dollars one hundred thousand) has been received by the Seller in advance.

         b) The amount of USD 500,000 (Dollars five hundred thousand) on the Closing Date, with this Agreement serving as valid receipt.

         c) The amount of USD 300,000 (Dollars three hundred thousand) on December 30, 1999.

         d) The amount of USD 600,000 (Dollars six hundred thousand) in Seller's shares on 29 December 1999. Said shares will be valued at the lowest bid price for said shares in the market in which they were traded on November 17 & 18, 1999. Also, 50% of said shares shall not be transferred for the period of one year counted as from their date of purchase and the other 50% will remain with the seller for the concept of surety until the date as indicated in point 3.2 and the same shall be delivered to the buyer within 365 days [.] The same shall be delivered under the terms of the laws of the United States of America and free of encumbrances.

                  The payment contemplated in paragraph d) is designated the Balance.

4.2 All payments contemplated herein, except for that pursuant to Clause 4.1.d) shall be made in Dollars by means of transfer to the bank accounts indicated in Schedule 4.2, in accordance with the percentages indicated therein. Default in the payment of the amounts contemplated in this Clause will occur as a matter of law, without need for judicial or extrajudicial claims. If the due date was a non business day, the payment shall be made on the following Business Day.

5.       Representations and Warranties by the Seller.

         The Seller hereby represents and warrants to the Buyer that:

The Equity Interest and the Seller:

5.1 The Seller is the owner of 100% of the Equity Interest, which is free of any liens or encumbrances. The Equity Interest represents 51% of the Capital Stock and 51% of the Company's votes, and its sale is not subject to any approval, authorization or permit, except for the CNC's approval mentioned in Clause 2.1. The Seller is not restricted from freely disposing of the Equity Interest and has been recognized by the CNC as a shareholder in the Company, there being no transfers of shares pending approval by the CNC. The Equity Interest is transferred with all the equity and political rights, and includes the assignment of all Irrevocable Capital Payments, if any. Neither the Seller nor the Company are a party to any shareholders agreements or share syndication agreements.

The Company:

5.2 The company is a "sociedad anonima" (stock corporation) established in accordance with the laws of the Republic of Argentina, with domicile at Esmeralda 684, piso 10, of the City of Buenos Aires. The Company's Bylaws in effect with record of registration with the "Inspeccion General de Justicia" (Legal Persons Registry) under the Public Registry of Commerce ("IGJ") are those attached hereto as Schedule 5.2(i). All the Company's books are appropriately kept as established by the IGJ. There are no amendments to the bylaws, capital increases or actions of any type pending registration with the IGJ. Schedule 5.2(ii) contains copy of the minutes of the Board, Shareholders' Meetings, and records of attendance to the shareholders' meetings for the last 5 years and copy of the Stock Registry Book from the date of incorporation of the Company until the present.

5.3 The Company's capital amounts to Arg.$ 12,000 (Argentine Pesos twelve thousand), represented by 12,000 (twelve thousand) common, nominative, non endorsable shares with a nominal value of Arg.$ 1 (Argentine Pesos one) each and with the right to 1 (one) vote per share; the capital stock has been completely paid-in; there are no outstanding underwriting rights pending exercise by any of the shareholders or third parties, nor any options or commitments giving the Seller or any third parties the right to buy or underwrite shares in the Company or capitalize credits against the Company.

5.4 The execution of this Agreement will not cause the acceleration of any outstanding Company liability, nor will it result in the infringement of any law, decree, judicial order or any other rule of mandatory compliance by the Company, its by-laws, the decisions of the Corporate bodies or any agreement of which, to date, the Company or the Seller may be a party.

5.5 All the powers of attorney granted by the Company in favor of directors, officials, employees, professionals and others are those specified in Schedule 5.6.

Economic Condition of the Company

5.6      The Company has perfect title to all its assets,  which are detailed in
         Schedule 5.7(i) and are free from any liens or encumbrances, with the exception of those indicated in Schedule 5.7(ii), are in a good condition, except for the wear caused by normal use. The Company is in possession of its assets and is not restricted to dispose thereof, with the exception of the assets indicated in Schedule 5.7(iii), which were acquired pursuant to the procedure of Law 11,867 [3]. In the last ten
         (10)  years,  the

---------------

3 T.N. Argentine Law which regulates the conveyance of commercial establishments, including all tangible and intangible property and rights.

         Company  has   acquired  no  assets   which  due  to  their  number  or
         characteristics should have been purchased in accordance with the regime of Law 11,87.

5.7 The Company is the lessee of the premises used as offices, the lease agreement for which is attached as Schedule 5.8. Rental and expenses payable by the Company are in good standing. Neither the Company nor its counterparts are in default in the performance of their obligations resulting from the written or oral agreements mentioned under 5.8. The Company has free use of such assets, which are used to render the Service.

5.8 The Company's Financial Reports as at July 1, 1999, as at November 30, 1999, attached to the balance sheet as at the Closing Date, have been prepared in accordance with the accounting standards in force in the Republic of Argentina, uniformly applied. The Balance Sheet as at the Closing Date will be prepared in accordance with said standards. All of them accurately reflect the shareholder's equity position and the results of the Company's operations as at those dates.

5.9 Since the Last Balance Sheet to date, there has been no substantial adverse change in the financial condition, assets or business of the Company, and the Company (a) has undertaken no obligations nor conducted any transactions outside those originating in the ordinary and normal course of business; (b) has not increased its capital nor received capital contributions on account of future issues; (c) has not redeemed or amortized its shares; (d) has not increased the remuneration of any of its directors, officials or employees; (e) has not recorded in the accounts any revenues for services not rendered;
         (f) has not sold any of the assets appearing on the last Balance Sheet, except those sales having occurred after the date of the same which respond to its ordinary business operations and are posted to the accounts and (g) no notice has been received nor is there knowledge of any circumstance leading to assume that the Current Investments and/or the Credits for Sales indicated in the Last Balance Sheet will not be normally liquidated or received.

5.10. As from the Last Balance Sheet and to date, the Company has not undertaken any real or contingent liability, foreign to the ordinary course of business.

5.11 There are no extra-judicial claims, mediations, labor arbitrations, court actions, claims, administrative proceedings, proceedings for violations, of whatever nature, trade union conflicts or dispute situations initiated or which may be initiated against the Company or against the Seller susceptible of causing a damage to the Company or of restricting or preventing the transfer of the Equity Interest, other than those listed in Schedule 5.12. Schedule 5.12 contains a detail of the extra-judicial claims, mediations, labor arbitrations, court actions, claims, administrative proceedings, proceedings for violations, of whatever nature, trade union conflicts or dispute situations initiated or which may be initiated against the Company or against the Seller, indicating the names of the parties to the claim, the date thereof, the respective court, administrative seat or offices with which the claim has been filed, the amount initially claimed (if an amount is claimed), the adjusted amount as at the Closing Date with interest calculated according to the law, procedural status of the claim and cause thereof.

5.12 As at the Closing Date, the Company has filed in due time and as appropriate all the filings required by tax and social security laws, has paid or set up provisions for all the payments, taxes and fees required therein; and has not be advised, nor has it any reason to assume that it has any past due debts of a tax or social security nature or payable debts of the same nature.

5.13 Schedule 5.14 contains copy of all contracts for amounts exceeding Arg.$ 10,000 per year in which the Company is a party and a detail of oral agreements for amounts exceeding Arg.$ 10,000 per year of which the Company is a party. Neither the Company nor its counterparts are in default for any obligation emerging from said contracts.

5.14 All the information supplied to the Buyer on the Company and the Seller in connection with the valuation of the Equity Interest and the Irrevocable Capital Payments is truthful and complete. The Seller provided the information that was requested by the Buyer.

5.15.    As at the Closing  Date,  the Company has 7 Customers,  as indicated in
         Schedule 5.16, where their name, address and telephone number are listed.

5.16 Neither the Seller nor the Company have agreed to pay any commission or finder's fee to any broker or intermediary for the execution of this Agreement.

Company personnel:

5.17 Schedule 5.18 details, in a complete and truthful manner, all the personnel hired by the Company with a permanent employment status - including name and surname, employment date, labor category, job, working hours and place of work, vacations, salary items and discounts
         - and their employment conditions. The only personnel working for the Company is that specifically included in the aforementioned list. The Company does not apply any other Collective Labor Agreement nor does it have any pension plans, non-mandatory insurance, bonuses, profit sharing or other benefits or voluntary compensations for its personnel.

         In the last five (5) years there have been no labor conflicts or strikes, nor is there any indication that they may occur after the Closing Date.

         All the Company's labor obligations, whether of a direct or joint and several liability nature, including labor obligations derived from laws, decrees, collective labor agreements, rules issued by competent authorities, decisions by the Company (such as salaries, bonuses and their supplements) as well as the total payments and contributions for which it is liable, including Social Security obligations, contributions and union [sic], mandatory insurance, etc. have been calculated, stated and paid in legal form.

         All the personnel employed is registered normally in the Payroll Ledger and the data recorded therein are truthful and accurate in coincidence with contractual modalities. All permanently employed personnel is comprised in the roster included in the contract entered into with the Labor Accidents Insurance Company ("Aseguradora de Riesgos del Trabajo") in the terms of law 24,557, as well as in the mandatory collective life insurance policy and any other mandatory insurance.

         The Company has fully complied with the Improvement Plan developed by the Labor Accidents Insurance Company ("Aseguradora de Riesgos del Trabajo") and complies with regulations in force in the areas of labor hygiene, medicine and safety.

         The Company has demanded - in accordance  with section 17 of law 25,013
         - from its contractors and/or subcontractors all the documentation crediting compliance by them with their labor and social security obligations with respect of their employees which by reason of such contracting have or are rendering services to the Company, with such documents being maintained in its files.

         There are no legal connections, originated prior to or on the Closing Date, with people related to the Company which could in the future be construed, either by them or by third parties (labor authorities, tax agencies, etc.) as a "labor relation."

Company Licenses

The Company is the holder of the license to provide Value Added Services and Data Transmission Services in the national territory, granted by the CNC through Resolution No. 3357 dated February 5, 1999 and of the permit of an interim nature to use channel "1-1" in table 1.4, Annex 1 to Communications Secretariat Resolution No. 869/98 in the service areas corresponding to the Multiple Buenos Aires Area, Bahia Blanca, Rosario, Santa Fe and cities of Mendoza, Cordoba, Neuquen and Corrientes, granted by the Communications Secretariat through Resolution No. 1193 dated September 3, 1999, copies of which are attached hereto as Schedule 5.19 (the "Licenses"); all requirements and conditions for the award of the Licenses have been duly complied with; the Licenses are in force, there is no action or proceeding initiated by the CNC or other authority against the Company or its shareholders, nor reasons to assume any such actions may be initiated for violation or alleged violation of any rule or provision which could cause the lapse, suspension or modification of the Licenses.

Technical Aspects of the Company:

5.18 The Company's licenses and of the system of Fixed Data Transmission and Value Added Services [sic] the company's assets shall allow for the operation of technical work to third parties.

5.19 The Seller has not incurred nor will it incur, be it by action or omission, in conducts which may prevent or hinder approval of the transfer of the Equity Interest by the CNC.

Bank Accounts. Bank Agreements.

5.20 Schedule 5.23 contains a complete and detailed description of all agreements of the Company with banks and financial institutions with which it operates, with an indication of the checking accounts, safety deposit boxes, loans, overdrafts, certificates of deposit and other transactions with such institutions, with the account numbers and the names of individuals authorized to represent the Company.

Execution of the Agreement

5.21     The Seller has the power to enter into this Agreement.

Insurance Policies.

5.22     The Company has contracted the insurance  policies  attached  hereto in
         Schedule 5.26. The payment of the premiums on said policies are in good standing. Neither the Company nor its counterparts are in default in the performance of their obligations.

5.23     Y2K

         All products, computer assets and/or services, including, among others, any kind of hardware components or software programs used by the Company, have not been affected in their correct and normal operation prior to or simultaneously with 9 September 1999, nor will they be affected after said date, with respect to the data, calculations, output information or other functions (including, among others, calculation, comparison and sequence) which are date-dependant or date-related, and that said information technology products, goods and/or services shall create, store, process and/or output (as may be the case) date-related or containing dates without errors or omissions. The Company has taken all necessary preventive measures so that after 9 September 1999 the effects that the information technology crisis presents for the year 2000 shall in no way affect any of the normal Company activities, including, as an illustration, the rendering of the Service, and that, for the same reason, the greatest diligence has been applied to the review of all supply circuits, both of assets and services, which currently and/or at the time foreseen for the onset of the information technology crisis (1 January 2000) and for the whole duration of the same, may be necessary to satisfy, as a minimum, the Company's customary needs and allow for its normal operation, understanding as such that maintained prior to 9 September 1999. The Company has complied with the CNC's rules regarding Y2K.

6.       Administrative Approval.

         Both parties shall be responsible for obtaining the CNC's approval for the Buyer to become the owner of the Equity Interest. Both parties commit their best efforts to assist the Buyer in obtaining such authorization as soon as possible and to provide their maximum cooperation to respond to any requirement from the CNC. Any expenses to be incurred to obtain it will be borne by the Buyer. Should the CNC fail to grant such approval, the Buyer shall have the right to sell its shares in part or in total and assign this Agreement, in part or in total, to a third party, providing notice thereof to the Seller, but without the need to require his consent. Likewise, the Buyer shall have the option, until finding a substitute susceptible of approval by the CNC, of reselling 2% of the Company shares to the Seller who will be obliged to buy then at the same price per share at which the Buyer has bought them. Any delays which may arise in obtaining said approval shall not affect the terms indicated in this Agreement.

         Until such time as the CNC decides on the approval of the transfer of shares (and should it fail to be approved, until an alternative transfer to a company designated by the Buyer shall have been approved), the Buyer shall notwithstanding have, in the internal shareholders' relation between the parties, all the rights pertaining to shareholders, for which purpose the Seller herein grants the Buyer an irrevocable power of attorney, effective as from the Closing Date, attached hereto as Schedule 6 and further commits to execute any other documents which may be required.

7.       Non Performance

7.1      Seller's Non Performance

7.1.1 In case of non performance by the Seller of any of his obligations under this Agreement, including, among others, if the inaccuracy or falseness of any of the representations and warranties contained in Clause 5 was demonstrated and such inaccuracy or falseness was not remedied within thirty (30) business days of having been effectively served notice to that end, or if there was any Hidden Liabilities, the Seller will be jointly and severally liable to the Buyer for the damages that he or the Company may suffer for such reason.

7.1.2    Defense

         In case the Seller considered that the Hidden Liabilities are inappropriate, and to the extent the Seller shall have complied with his obligations under Clause 7.1.2, the Seller may defend such claim through the legal counsel appointed by him at his expense, in which case he shall serve effective notice to the Buyer indicating he will undertake such defense. To this end, the Buyer shall provide the information required by the Seller and grant the special powers of attorney of the case, with prohibition to substitute and settle. The Seller shall not, without the previous written consent of the Buyer, settle or offer to settle any claims or actions for a Hidden Liability nor offer for seizure Company assets or invoke allegations which in the opinion of the Company's lawyers could be used against the Company in another case. The Seller shall provide the Buyer with written copy of any writ or document, before its presentation to the judge or competent authority. If the Seller shall fail to assume the defense of such claim within a reasonable time, the Buyer shall have the right, but not the obligation, of assuming the defense of the same. If the Buyer shall assume such defense, it shall be exercised with diligence, and the Seller shall be bound by the result obtained by the Buyer with regard to such claim, in which case the Seller will also be accountable to the Buyer for the legal fees set by the court and such reasonable costs as may have been incurred in such defense. In case the Seller shall demonstrate the third party claim to be groundless, then the Company shall reimburse him, within 30 calendar days of the request, for any expenses and fees incurred by the Seller.

7.1.3    Currency

         For the purpose of the deductions or withholdings or reimbursements contemplated in this clause, any Argentine Peso denominated Hidden Liability shall be converted into Dollars at the seller exchange rate set by Banco de la Nacion Argentina effective on the date it is paid by the Company or the Buyer, or the date the Buyer deducts it, as may be the case.

7.2      Non Performance by the Buyer.

         (a) In case of non performance by the Buyer in the payment of the Price not remedied within five (5) calendar days of effective notice having been served, the Seller shall have the right to chose between two options to demand payment, plus a 10% annual interest, from the date of default until the payment date or cause the buyer to loose the rights of purchase without any type of judicial or extrajudicial claim.

8.       Performance Events prior to the Closing Date

         The following events shall have been performed as at the Closing Date:

         (a) The holding of (i) a Unanimous Shareholders' Meeting of the Company which shall have accepted the resignation submitted by the Company's Board of Directors and examined their performance and the distribution of profits, within the limits allowed by the law, to compensate Withdrawals on Account against non-allocated results. The Directors shall have renounced their fees and any other remuneration. At the same unanimous shareholders' meeting, the new Board of Directors proposed by the Buyer shall have been appointed, in accordance with Schedule 8.(a)(i) attached hereto; (ii) a Unanimous Shareholders' Meeting in which the Company's bylaws shall have been amended pursuant to Schedule 8(a)(ii) and (iii) a Board Meeting in which a power of attorney shall have been granted in the terms of Schedule 8(a)(ii) attached hereto.

         (b) The delivery to the Buyer of the certificates corresponding to the Equity Interest and the registration in the Stock Registry Book of the transfer of the Equity Interest to the Buyer.

         (c) The delivery to the Buyer of copy of the communication signed by the Seller notifying the Company of the transfer of the Equity Interest and the Irrevocable Capital Payments, in accordance with Schedule 8(c) attached hereto.

         (d) The resignation of all holders of powers of attorney of the Company to their powers and mandates, in accordance with
                  Schedule 8(d) attached hereto.

         (e) The delivery to the Buyer of the original Bylaws and Company books and ledgers and any other documentation required to record the taking of possession of the Company by the Buyer and the return of the books to headquarters, where all the documentation shall remain or to any other place where it is legally maintained.

         (f) The Seller shall have delivered to the Buyer letters signed by the Seller for the purpose of notifying the CNC of the transfer of the stock in accordance with Schedule 8(f) attached hereto.

         (g) The Company shall have sold or transferred the assets connected to the Teleport in the terms of the specimen agreement attached hereto as Schedule 8(g). Such assets will not be computed for the purpose of calculating the Company's Shareholders' Equity pursuant to clause 3.3 but shall not be transferred if this has an effect on the net worth and affects future administrative and joint resolution acts.

9.       Performance Events After the Closing Date

9.1 The parties recognize that the Company shall have set up, prior to December 10, 1999, the sureties required by Resolution CNC 869/98, as amended. The Seller and the Buyer undertake to capitalize or provide personal sureties to the Company to the extent that it may be required for the Company to set up such sureties. If one of the parties shall fail to perform his obligation of capitalizing the Company or setting up personal sureties, then the other party shall have the right to collect from the non-performing party a penalty equivalent to two (2) times the total amount of the surety to be set up by the Company.

10.      Jurisdiction

         Except for the provisions of Clause 3.3, any controversy arising between the parties in connection with this Agreement, its existence, validity, interpretation or performance, (the "Controversy"), will be submitted to the mediation procedure of the Rules of the Arbitration Court of the Buenos Aires Stock Exchange. Any Controversy which is not resolved under the previous procedure will be subject to legal arbitration in accordance with such Rules. The award shall not be subject to appeal.

11.      Notices

         Any notices to the parties shall be served at the domiciles indicated below, which may be replaced by others, by serving effective notice to the other party. Notices will become effective within three (3) business days of their reception.

         For the Buyer:
         WORLD WIDE WIRELESS COMMUNICATIONS, INC.
         Attention: Douglas P. Haffer
         Domicile: 520 - 3rd Street, Suite 101, Oakland, California 94067, USA
         Fax: 1 (510) 839-7088; and

         ALLENDE & BREA
         Maipu 1300, piso 10
         Ciudad de Buenos Aires
         Atencion: Maria Roja Villegas Arevalo

         For the Seller:
         Esmeralda 684 10(0) piso
         Ciudad de Buenos Aires
         Fax:
         Atencion: Walter Arneson

12.      Prohibition to Compete

         The Seller shall not directly or indirectly through a company of which he is a part currently or in the future, as partner, shareholder, director or executive, take part in activities which compete with those carried out by the Company in the Republic of Argentina; with competing activities being understood as any type of Internet related services, for a period of 10 years counted as from the Closing Date. Likewise, the Seller may carry out activities not comprised among the competing activities and, in that case, will offer the possibility of participating in such development first to the Company and then to the Buyer, before offering it to any third party. In case the Company and/or the Buyer, as may be case, did fail to accept participating in such development, the Seller may present it to other persons or carry it out on his own. The Seller declares that undertaking this commitment of non competition is reasonable and justified since both the Seller and the Buyer have taken it into account at the time of fixing the Price. In case of non performance of this obligation, the Seller shall pay the Buyer a sum equivalent to two (2) times the annual billings of the business in competition with that of the Buyer.

13.      Construction: Severability

         Each of the provisions in this Agreement shall be considered severable. If, for any reason, any of such provisions was declared null, this will not affect the validity of the others.

14.      Sundry.

14.1 This Agreement reflects the totality of the agreements reached by the parties, renders void any oral or written pre-dated agreement and can only be modified in writing, with the signature of both parties. For the purposes of this Agreement, the Schedules hereto shall be considered part of the Agreement.

14.2 This agreement shall be ruled and construed in accordance with Argentine Law.

14.3 The words appearing capitalized herein shall have the meanings assigned to them in Clause 1 herein or any other Clauses in this Agreement where they appear written between brackets and quotation marks.

14.4 None of the parties shall publicly announce or disclose the execution of this transaction without the other's consent.

In witness whereof, the parties have caused two copies of this agreement to be executed with the same contents and for the same purpose.

WORLD WIDE WIRELESS                                          JORGE OMAR COVELLO
COMMUNICATIONS, INC.

(there appear signatures)

Name: Douglas Haffer
Title: President